SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26 , 2012

Southern States Sign Company

(Exact name of small business issuer as specified in its charter)

Nevada	26-3014345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Viale Bruno Buozzi 83, Rome, Italy (Address of principal executive offices)

39.06.80692582
(Issuer’s telephone number)

__________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers

On December 26, 2012, the board of directors of Southern States Sign Company (the “Company”) accepted the resignation of Mr. Giuseppe Cagiati as the Company’s former Chief Operating Officer. There was no known disagreement with Mr. Cagiati regarding the Company’s operations, policies or practices.

(c) Appointment of Certain Officers

Effective December 26, 2012, the board of directors of the Company appointed Mr. Cagiati to serve as Chief Technician Officer of the Company and Mr. Giovanni Compagnoni to serve as Chief Operating Officer of the Company.

Giovanni Compagnoni, age 42, is a corporate director, entrepreneur and private equity investor. Prior to joining the Company, Mr. Compagnoni served as the Chief Development Officer of Boscolo Group SpA, an international Italian hotel operator, from 1994 to 2011, where he directed and helped develop large hotel projects in Italy and throughout Europe. Mr. Compagnoni was also the founder and Chief Executive Officer of GMC Srl, an Italian company that operates in the home furnishings industry, from 1991 to 2011, where he acted as a project director in connection with the development and supply of furniture for hotels and offices. Mr. Compagnoni also owned and served as the Chief Executive Officer of General Service Group, an outsourcing company, Cyrus Company, a home appliance and home furnishing company and Schema Consulting, a consulting firm, from 2002 to 2011.

A description of the business experience of Giuseppe Cagiati can be found under the heading “Directors and Executive Officers” included in the Company’s report on Form 8-K, filed on November 7, 2012, and is incorporated by reference into this Item 5.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern States Sign Company

By: /s/ Antonio Conte
Name: Antonio Conte
Title: Chief Executive Officer
Dated: January 2, 2013

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